VOID VOID VOID

STELLAR PHARMACEUTICALS INC.

CONTINUED UNDER THE LAWS OF ONTARIO

NUMBER

GS92

SHARES

*1**********

1*******

1*****

****1*******

THIS CERTIFIES THAT

** SPECIMEN **

CUSIP : 85856Y 10 1

ISIN : CA 85856Y1016

IS THE REGISTERED OWNER OF

** one **

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL STOCK OF

STELLAR PHARMACEUTICALS INC.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers/directors.

DATED 2004/04/12

COUNTERSIGNED AND REGISTERED By
Equity Transfer Services Inc. Toronto, Ontario, Canada.
Transfer Agent and Registrar

By ____________________
AUTHORIZED OFFICER

Peter Riehl
President and Chief Executive Officer

Arnold Tenney
Chairman of the Board of Directors

The Shares represented by this Certificate are transferable at the offices of Equity Transfer Services Inc., Toronto, Ontario, Canada

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

lot111-37591C-19816659549

831473